SECOND AMENDING AGREEMENT to the Credit Agreement dated as of December 20, 2001, as amended by a First Amending Agreement dated as of December 20, 2002, entered into in the City of Montreal, Province of Quebec, as of March 14, 2003,

AMONG: INTERTAPE POLYMER INC., INTERTAPE POLYMER CORP. and each of the other joint and several Facility A Borrowers (hereinafter collectively called the "FACILITY A BORROWERS")

              PARTIES OF THE FIRST PART


AND:          IPG HOLDINGS LP (hereinafter called the "FACILITY B/C BORROWER")

              PARTY OF THE SECOND PART



AND: INTERTAPE POLYMER GROUP INC., IPG FINANCE LLC and IPG HOLDING COMPANY OF NOVA SCOTIA (as Guarantors)

              PARTIES OF THE THIRD PART


AND:          THE LENDERS, AS DEFINED IN THE CREDIT AGREEMENT (the "Lenders")

              PARTIES OF THE FOURTH PART

AND:          THE TORONTO-DOMINION BANK, AS CANADIAN ADMINISTRATION AGENT FOR
              THE LENDERS

              PARTY OF THE FIFTH PART

AND:          TORONTO DOMINION (TEXAS), INC., AS US ADMINISTRATION AGENT FOR THE
              LENDERS

              PARTY OF THE SIXTH PART

         WHEREAS the parties hereto are parties to a Credit Agreement dated as of December 20, 2001, as amended by a First Amending Agreement (the "FIRST AMENDING AGREEMENT") dated December 20, 2002 (the "CREDIT AGREEMENT");

         WHEREAS the portion of the First Amending Agreement relating to the designation of IPG Financial Services Inc. as a Facility A Borrower has not yet come into effect;

         WHEREAS the Borrowers have requested certain changes to the manner in which some of the financial covenants set forth in the Credit Agreement are calculated;

         WHEREAS, pursuant to the provisions of section 10.5(d) of the Inter-Creditor Agreement, each of the Lenders and each of the holders of Notes shall approve such a change to the said financial covenants; and

         WHEREAS each of the Lenders has agreed with the Borrowers to the amendments contemplated hereby and, as such, has complied with the provisions of the Credit Agreement and the Inter-Creditor Agreement, as evidenced by their signature on this Agreement;

NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

I.       INTERPRETATION

         All of the words and expressions which are capitalized herein shall have the meanings ascribed to them in the Credit Agreement unless otherwise indicated herein.

II.      AMENDMENT

         The definition of "Consolidated Net Worth" contained in subsection
1.1.39 of the Credit Agreement is hereby amended and replaced by the following:

         "CONSOLIDATED NET WORTH" means, as of the date of any determination thereof, the Consolidated total shareholders' equity of the Restricted Group as of such date, determined on a Consolidated basis, but in any event excluding any amount of such shareholders' equity allocable or attributable to (i) Minority Interests, and (ii) all Investments (other than Permitted Investments) by any member of the Restricted Group. For the purposes of the calculation of the ratios under subsections 13.11.1 and 13.11.3 only and provided that such impairment charges do not exceed US$75,000,000, any non-cash goodwill impairment charges taken in the last fiscal quarter of 2002 as determined in accordance with the accounting rules under FASB 142 and CICA 3062 and CICA 1581 and in accordance with GAAP shall be added back to the Consolidated total shareholders' equity of the Restricted Group as of such date to the extent that the impairment charges have been deducted therefrom;".

III.     CONDITIONS AND  EFFECTIVE DATE

Save as set provided below, this Second Amending Agreement shall become effective as of March 14, 2003 (the "EFFECTIVE DATE"), provided that each of the following conditions has been satisfied:

1. The Borrowers shall pay all fees and costs, including legal fees associated with this Agreement, incurred by the Agent as contemplated by the provisions of
Section 13.15 of the Credit Agreement. The Borrowers shall also pay to each Lender a fee equal to the product of its Commitment multiplied by the greater of
(i) 10 basis points or (ii) the fee in basis points payable to the holders of the Notes under the amending agreements described in section III(2) hereof;

2. The Lenders shall be satisfied that the holders of the Notes have consented hereto in writing and made an amendment to the financial covenants set forth in sections 5.6 and 5.8(a) of the Note Agreements, the whole in form and in substance satisfactory to the Agent and the Lenders' counsel; and

3. No Default shall have occurred and be continuing and no Event of Default shall have occurred which has not been waived.


IV.      MISCELLANEOUS

1. All of the provisions of the Credit Agreement which are not amended hereby shall remain in full force and effect.

2. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York.

3. Each member of the Restricted Group acknowledges having taken cognizance of the provisions of the foregoing Second Amending Agreement and agrees that the Guarantees and Security executed by it (A) remain enforceable against it in accordance with their terms, and (B) continue to guarantee or secure, as applicable, all of the obligations of the Persons specified in such Guarantees and Security Documents in connection with the Credit Agreement, as amended by this Second Amending Agreement.

4. The Lenders hereby approve the amendments to the Note Agreements annexed hereto as Annex "A".

5. The parties acknowledge that they have required that the present agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto be drawn up in English. Les parties reconnaissent avoir exige la redaction en anglais de la presente convention ainsi que de tous documents executes, avis donnes et procedures judiciaires intentees, directement ou indirectement, relativement ou a la suite de la presente convention.


IN WITNESS WHEREOF THE PARTIES HERETO HAVE SIGNED THIS AGREEMENT ON THE DATE AND AT THE PLACE FIRST HEREINABOVE MENTIONED.



INTERTAPE POLYMER INC.                        INTERTAPE POLYMER CORP.


Per:                                          Per:
    -----------------------------            -------------------------------

Address: 110E Montee de Liesse                Address: 3647 Cortez Road West
St. Laurent, Quebec                           Bradenton, FL 34210
H4T 1N4                                       Attention: President
Attention: Chief Financial Officer            Telephone: (941) 727-5788
Telephone: (514) 731-7591                     Fax: (941) 727-5293
Fax: (514) 731-5477


IPG (US) HOLDINGS INC.                        IPG (US) INC.


Per:                                          Per:
    -----------------------------            -------------------------------

Address: 3647 Cortez Road West                Address: 3647 Cortez Road West
Bradenton, FL 34210                           Bradenton, FL 34210
Attention: President                          Attention: President
Telephone: (941) 727-5788                     Telephone: (941) 727-5788
Fax: (941) 727-5293                           Fax: (941) 727-5293

IPG ADMINISTRATIVE SERVICES INC.           CENTRAL PRODUCTS COMPANY

Per:                                       Per:
    -----------------------------          -------------------------------

Address: 3647 Cortez Road West             Address: 3647 Cortez Road West
Bradenton, FL 34210                        Bradenton, FL 34210
Attention: President                       Attention: President
Telephone: (941) 727-5788                  Telephone: (941) 727-5788
Fax: (941) 727-5293                        Fax: (941) 727-5293


INTERTAPE INC.                             INTERTAPE POLYMER MANAGEMENT CORP.


Per:                                       Per:
    -----------------------------          -------------------------------

Address: 3647 Cortez Road West             Address: 3647 Cortez Road West
Bradenton, FL 34210                        Bradenton, FL 34210
Attention: President                       Attention: President
Telephone: (941) 727-5788                  Telephone: (941) 727-5788
Fax: (941) 727-5293                        Fax: (941) 727-5293


POLYMER INTERNATIONAL CORP.                INTERNATIONAL CONTAINER SYSTEMS, INC.

Per:                                       Per:
    -----------------------------          -------------------------------

Address: 3647 Cortez Road West             Address: 3647 Cortez Road West
Bradenton, FL 34210                        Bradenton, FL 34210
Attention: President                       Attention: President
Telephone: (941) 727-5788                  Telephone: (941) 727-5788
Fax: (941) 727-5293                        Fax: (941) 727-5293

UTC ACQUISITION CORP.                           INTERTAPE INTERNATIONAL CORP.

Per:                                            Per:
    -----------------------------               -------------------------------

                                                Address: 3647 Cortez Road West
Address: 3647 Cortez Road West                  Bradenton, FL 34210
Bradenton, FL 34210                             Attention: President
Attention: President                            Telephone: (941) 727-5788
Telephone: (941) 727-5788                       Fax: (941) 727-5293
Fax: (941) 727-5293


COIF HOLDING INC.                               FIBC HOLDING INC.


Per:                                            Per:
    -----------------------------               -------------------------------

Address: 3647 Cortez Road West                  Address: 3647 Cortez Road West
Bradenton, FL 34210                             Bradenton, FL 34210
Attention: President                            Attention: President
Telephone: (941) 727-5788                       Telephone: (941) 727-5788
Fax: (941) 727-5293                             Fax: (941) 727-5293


CAJUN BAG & SUPPLY CORP.                        INTERPACK MACHINERY INC.


Per:                                            Per:
    -----------------------------               -------------------------------

Address: 3647 Cortez Road West                  Address: 110E Montee de Liesse
Bradenton, FL 34210                             St. Laurent, Quebec
Attention: President                            H4T 1N4
Telephone: (941) 727-5788                       Attention: President
Fax: (941) 727-5293                             Telephone: (514) 731-7591
                                                Fax: (514) 731-5477

SPUNTECH FABRICS INC.                        IPG HOLDING COMPANY OF NOVA SCOTIA

Per:                                         Per:
    -----------------------------            -------------------------------

Address: 110E Montee de Liesse               Address: 110E Montee de Liesse
St. Laurent, Quebec                          St. Laurent, Quebec
H4T 1N4                                      H4T 1N4
Attention: President                         Attention: President
Telephone: (514) 731-7591                    Telephone: (514) 731-7591
Fax: (514) 731-5477                          Fax: (514) 731-5477


IPG HOLDINGS LP, represented by              INTERTAPE POLYMER GROUP INC.
its General Partner,
INTERTAPE POLYMER INC.

Per:                                         Per:
    -----------------------------            -------------------------------

Address: 110E Montee de Liesse               Address: 110E Montee de Liesse
St. Laurent, Quebec                          St. Laurent, Quebec
H4T 1N4                                      H4T 1N4
Attention: General Partner                   Attention: Chief Financial Officer
Telephone: (514) 731-7591                    Telephone: (514) 731-7591
Fax: (514) 731-5477                          Fax: (514) 731-5477



IPG FINANCE LLC                              IPG FINANCIAL SERVICES INC.


Per:                                         Per:
    -----------------------------            -------------------------------

Address: 1403 Foulk Road, Foulkstone Plaza   Address: 3647 Cortez Road West
Wilmington, DE 19899                         Bradenton, FL 34210
Attention: President                         Attention: President
Telephone: (302) 478-1160                    Telephone: (941) 727-5788
                                             Fax: (941) 727-5293

IPG TECHNOLOGIES INC.


Per:
    ---------------------------------------
Address: 2000 South Beltline Blvd.
Columbia, SC 29201
Attention: President
Telephone: (803) 799-8800
Fax: (803) 988-7919

THE TORONTO-DOMINION BANK,                  THE TORONTO-DOMINION BANK,
 AS CANADIAN AGENT                          AS LENDER


Per:                                        Per:
    -----------------------------               -------------------------------

Address: 66 Wellington Street West          Address: 500 St. Jacques Street West
38th Floor                                  9th Floor
Toronto, Ontario                            Montreal, Quebec
M5K 1A2                                     H2Y 1S1
Attention: VP Loan, Syndications, Agency    Attention: Jean-Francois Godin
Telephone: (416) 983-5030                   Telephone: (514) 289-0102
Fax: (416) 982-5535                         Fax: (416) 289-0788


THE TORONTO-DOMINION BANK, INTERNATIONAL    TORONTO DOMINION (TEXAS), INC.
BANKING FACILITY, NEW YORK BRANCH,           AS US AGENT
AS LENDER


Per:                                        Per:
    -----------------------------               -------------------------------

Address: 31 West 52nd Street                Address: 909 Fannin, Suite 1700
New York, New York, 10019-6101              Houston, Texas, 77010
Attention: Diane Bailey                     Attention: Diane Bailey
Telephone: (713) 653-8287                   Telephone: (713) 653-8287
Fax: (713) 951-9921                         Fax: (713) 951-9921

COMERICA BANK, A MICHIGAN BANKING             NATIONAL BANK OF CANADA,
CORPORATION AS LENDER                         AS LENDER


Per:                                          Per:
    -----------------------------                 -----------------------------

Address: 500 Woodward Avenue                  Address:1155 Metcalfe Street
Suite 23rd Floor                              5th Floor
Detroit, Michigan, 48226                      Montreal, Quebec, H3B 4S9
Attention: Darlene P. Persons                 Telephone: (514) 394-8049
Telephone:313-222-9125                        Fax: (514) 394-6073
Fax:313-222-3377




NATIONAL BANK OF CANADA,                      COMERICA BANK CANADA BRANCH,
NEW YORK BRANCH, AS LENDER                    AS LENDER


Per:                                          Per:
    -----------------------------                 -----------------------------

                                              Address: Suite 2210, South Tower
Per:                                          Royal Bank Plaza
    -----------------------------             200 Bay Street, P.O. Box 61
Address: 125 West 55th Street, 23rd Floor     Toronto, Ontario, M5J 2J2
New York, New York, 10019                     Attention:Rob Rosen
Attention: Auggie Marchetti, Vice-President   Telephone: (416) 367-3113 #232
Telephone: (212) 632-8539                     Fax: (416) 367-2460
Fax: (212) 632-5809

                                    ANNEX "A"

                                [TO BE ATTACHED]